EXHIBIT 32

CERTIFICATION

Pursuant to 18 U.S.C. 1350 as adopted by Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned, W. Bruce Johnson, Chief Executive Officer and President of Sears Hometown and Outlet Stores, Inc. (the “Company”) and Steven D. Barnhart, Senior Vice President and Chief Financial Officer of the Company, has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 28, 2012 (the “Report”).

Each of the undersigned hereby certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

September 10, 2012

/s/ W. Bruce Johnson
W. Bruce Johnson
Chief Executive Officer and President

/s/ Steven D. Barnhart
Steven D. Barnhart
Senior Vice President and
Chief Financial Officer